Exhibit 10.5

December 8, 2010

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, TX 75034

Cancellation of Restricted Shares of ASPA Gold Corp. f/k/a Renaissance BioEnergy Inc. Common Stock ("ASPA")

Ladies and Gentlemen:

You are hereby instructed to cancel 5,250,000 (Five million two hundred fifty thousand) shares of ASPA restricted Common Stock. Enclosed is Certificate No. ES280 representing 666,667 shares and Certificate No. ES342 representing 7,333,333 shares, together a total of 8,000,000 (Eight million) shares of ASPA restricted shares of Common Stock. Please issue a new certificate for the remaining 2,750,000 (Two million seven hundred fifty thousand) restricted shares of Common Stock in favor of the undersigned.

Please send the certificate to the company at:
ASPA Gold Corp.
36101 Bob Hope Dr., Suite E5-238
Rancho Mirage, California  92270

Sincerely yours,


By: /s/ Sam Gulko
    ----------------------------
Name: Sam Gulko